Exhibit 1.1

EXECUTION VERSION

WILLDAN GROUP, INC.

UNDERWRITING AGREEMENT

Up to 2,012,500 Shares of Common Stock

October 4, 2018

Wedbush Securities Inc.

1000 Wilshire Blvd.

Los Angeles, CA  90017

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA  92660

Ladies and Gentlemen:

Willdan Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), an aggregate of 1,750,000 authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 262,500 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares”.

On October 1, 2018, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) by and among the Company, Luna Fruit, Inc., an indirect, wholly-owned subsidiary of the Company (“Merger Sub”), Lime Energy Co., a Delaware corporation (“Lime”), and Luna Stockholder Representative, LLC, a Delaware limited company, pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Lime (the “Merger”), with Lime surviving the Merger as an indirect, wholly-owned subsidiary of the Company. For purposes of this Agreement, references to the “knowledge” or “awareness” (and words of similar import) of the Company shall be limited to the actual knowledge of the chief executive officer, president, chief financial officer or general counsel of the Company. Additionally, in connection with the Merger, on October 1, 2018, the Company entered into a Credit Agreement (the “Facility”) by and among the Company, BMO Harris Bank N.A. and MUFG Union Bank, N.A (collectively, the “Lenders”).

The Company and the several Underwriters hereby confirm their agreement as follows:

1.                                      Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-217356) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder relating to, among other things, the Shares and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. The registration statement, together with the amendments prior to the date of this Agreement, including the information (if any) deemed to be a part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, or at such time as the case may be, is hereinafter referred to as the “Registration Statement” and the related prospectus, dated November 17, 2017, included in the Registration Statement at the time the Registration Statement first became effective is hereinafter called the “Base Prospectus”. If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Shares. The final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares. Such Final Prospectus and any Preliminary Prospectus in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” Reference made herein to the Base Prospectus, any Preliminary Prospectus or to the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commissions thereunder, incorporated by reference in such Preliminary Prospectus or the Final Prospectus, as the case may be.

The Commission has not notified the Company of any objection to the use of form of Registration Statement or any post-effective amendment thereto.

2.                                      Representations and Warranties of the Company Regarding the Offering.

(a)               The Company represents and warrants to the several Underwriters, as of the date hereof, as of the Closing Date (as defined below) and as of each Option Closing Date (if any) (as defined below), as follows:

(i)                                     Conformity with Securities Act; No Material Misstatements or Omissions. The Registration Statement conformed in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the requirements of the Securities Act and the Rules and Regulations. The Registration Statement did not, does not, and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of 4:20 AM (Pacific time) on the date hereof (the “Applicable Time”), and the Final Prospectus, as amended or supplemented, as of its date, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)                                  Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package, no Issuer Free Writing Prospectus, as of the Applicable Time, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the rest of the Time of Sale Disclosure Package, or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any other Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e). As used in this paragraph and elsewhere in this Agreement:

(1)         “Time of Sale Disclosure Package” means the Base Prospectus, the Preliminary Prospectus most recently filed with the Commission before the time of this Agreement, any Issuer Free Writing Prospectus included on Schedule III, and the description of the transaction provided by the Underwriters included on Schedule II.

(2)         “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)                               At the time of the initial filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(C)                               Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iii)          Financial Statements. The consolidated financial statements of the Company, together with the related notes and schedules thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). Except as has been included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, no other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(iv)          Pro Forma Financial Information. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statements amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply as to form in all material respects with the application requirements of Regulation S-X under the Exchange Act. Except as has been included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, no other pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the rules and regulations thereunder to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)           Independent Accountants. To the Company’s knowledge, each of Crowe LLP and KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules incorporated by reference as a part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vi)          Accounting and Disclosure Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. With respect to the Company, the interactive data in eXtensible Business Reporting Language included or incorporated by references in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and its respective subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures of the Company are effective.

(vii)         Forward-Looking Statements. The Company has a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(viii)       Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(ix)          Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Global Select (“Nasdaq”). There is no action pending by the Company or, to the Company’s knowledge, by Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. When issued, the Shares will be approved for listing on Nasdaq.

(x)           Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xi)          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.                                      Representations and Warranties Regarding the Company.

(a)               The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date (if any), as follows:

(i)            Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization with the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction where the nature of its properties or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify has not had or would not have a material adverse effect upon the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)           Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (a) rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy and (b) such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, concepts of reasonableness and subject to general principles of equity.

(iii)          Contracts. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach, violation or default would not have a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event would not have a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or by-laws.

(iv)          No Violations of Governing Documents. Neither the Company nor any of its subsidiaries that would constitute a “significant subsidiary” as defined by Rule 1 02(w) under the Securities Act (each, a “Significant Subsidiary”) is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents except, with respect to the Company’s Significant Subsidiaries only, where such violation, breach or default would not have a Material Adverse Effect.

(v)           Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain would not have a Material Adverse Effect.

(vi)          Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(vii)         Stock Options; Other Securities. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options, restricted stock, performance-based restricted stock units, or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Final Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(viii)        Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (other than those tax returns, as to which the failure to file would not have a Material Adverse Effect) and (b) paid all taxes shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary that are due and payable, except for any such taxes that are currently being contested in good faith or that, if not paid, would not have a Material Adverse Effect.

(ix)          Material Change. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, Time of Sale Disclosure Package or Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or upon the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(x)           Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which would have a Material Adverse Effect.

(xi)          Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them would not have a Material Adverse Effect.

(xii)         Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that would not have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries and would not have a Material Adverse Effect.

(xiii)       Intellectual Property. To the knowledge of the Company, the Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights necessary for the conduct of the business of the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (“Intellectual Property”) except where such failure to hold such rights is not reasonably likely to result in a Material Adverse Effect. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries involves or gives rise to any infringement of any Intellectual Property of others, except where such action or use is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company or any subsidiary has been obtained or is being used by the Company or any subsidiary in violation of any contractual obligation binding on the Company or such subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv)        Employment Matters. No labor dispute or disturbance with the employees of the Company, employees of the Company’s subsidiaries, or, to the knowledge of the Company, subcontractors of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or is imminent, in each case that would have a Material Adverse Effect. The Company is not aware that any executive officer (as define in Rule 3b-7 under the Exchange Act) of the Company plans to terminate employment with the Company.

(xv)         ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xvi)        Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where any past or current failure to comply has not had and would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the

Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except, in each case, for any violation or liability which has not had and would not, singularly or in the aggregate, have a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xvii)       SOX and Dodd-Frank Compliance. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or implementing the provisions thereof applicable to the Company.

(xviii)     Money Laundering Laws. The operations of the Company and its subsidiaries, and, to the knowledge of the Company, Lime and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity, court, administrative agency, or other regulatory body have jurisdiction over the Company, Lime, or any of their respective subsidiaries.

(xix)       Foreign Corrupt Practices Act. None of (i) the Company or its subsidiaries, (ii) to the knowledge of the Company, Lime or its subsidiaries or (iii) to the knowledge of the Company, any director or officer, employee, representative, agent or affiliate of the Company, Lime, or their respective subsidiaries or any other person acting on behalf of the Company, Lime, or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, Lime have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx)         OFAC. None of (i) the Company or its subsidiaries, (ii) to the knowledge of the Company, Lime or its subsidiaries or (iii) to the knowledge of the Company, any director or officer, employee, representative, agent or affiliate of the Company, Lime or their respective subsidiaries or any other person acting on behalf of the Company, Lime or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, where such activities would be prohibited as to a U.S. Person (which is defined to include a U.S. citizen or permanent resident, entity established in the United States (including its foreign branches) and any entity in the United States).

(xxi)        Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as the Company deems is reasonably adequate for the conduct of its business and the value of its properties.

(xxii)     No Undisclosed Contracts. There is no Contract required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed therein as required.

(xxiii)     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxiv)     No Registration Rights. No person or entity has the right to require registration of Common Shares or other securities of the Company or any of its subsidiaries within 90 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xxv)      Continued Business. To the knowledge of the Company, no supplier, customer, distributor or sales agent of the Company, Lime or any of their respective subsidiaries has notified the Company, Lime or any of their respective subsidiaries, as applicable, that it intends to discontinue or decrease the rate of business done with the Company, Lime or any of their respective subsidiaries, as applicable, except where such discontinuation or decrease would not have a Material Adverse Effect.

(xxvi)     No Finder’s Fee. There are no arrangements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission or finder’s fee or other like payment in connection with this offering.

(xxvii)    Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(xxviii)   Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by Parent and the Merger Sub and constitutes a valid and binding agreement of the Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, concepts of reasonableness and subject to general principles of equity. The Parent has not received any written notice of termination of the Merger Agreement from Lime. Nothing has come to the knowledge of the Parent that, and the Parent has not received any written notice from Lime to the effect that, any conditions to the closing of the transactions contemplated by the Merger Agreement will not be satisfied or waived by the Parent or Merger Sub or Lime, as applicable, at or prior to the End Date (as defined in the Merger Agreement).

(xxix)     Facility. The Facility has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, concepts of reasonableness and subject to general principles of equity. The Company has not received any written notice of termination of the Facility from the Lenders.

(xxx)      Data Privacy. In connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s applicable external privacy policies and the applicable requirements of any contract to which the Company is a party. The Company takes and has taken reasonable steps to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s knowledge, in the past three years, there has been no material unauthorized access, modification, disclosure or other misuse of any Private Information. The Company is not subject to any complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and there are no such complaints, lawsuits, proceedings, audits, investigations or claims, to the Company’s knowledge, threatened.

(b)                                 Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.                                      Purchase, Sale and Delivery of Shares.

(a)                                 On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for each Firm Share shall be $28.05 per share.

(b)                                 The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The purchase price to be paid by the Underwriters for the Option Shares shall be $28.05 per share. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (the “Option Notice”); provided that the Underwriters may not exercise such option more than twice during such 30-day period. The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the Option Notice has been delivered to the Company nor later than the fifth business day after the date on which the Option Notice has been delivered to the Company, unless the Company and the Underwriters otherwise agree. If the Underwriters elect to purchase less than all of the Option Shares, the Company agrees to sell to each Underwriter the number of Option Shares obtained by multiplying the number of Option Shares specified in the Option Notice by a fraction, the numerator of which is the number of Option Shares, as applicable, set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares.

(c)                                  Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (d) below.

(d)                                 The Firm Shares will be delivered by the Company to the Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Wedbush Securities Inc., 1000 Wilshire Blvd., Los Angeles, CA 90017, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company

shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall, with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

5.                                      Covenants. The Company covenants and agrees with the Underwriters as follows:

(a)                                 The Company shall prepare the Final Prospectus in a form approved by the Underwriters and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b)                                 During the period beginning on the date hereof and ending on the later of the Closing Date or such date the Final Prospectus is no longer required by the Securities Act to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c)                                  During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B, or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d)

(i)                                     During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Final Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters, allow the Underwriters the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii)                                  If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  The Company will use its reasonable efforts to cooperate with the Underwriters to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f)                                   During the Prospectus Delivery Period, the Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(g)                                  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h)                                 The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all of the Company’s expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares (if other than the Company), and the cost of preparing and printing stock certificates), (B) all of the Company’s expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate (up to, together with any reimbursement of fees and expenses under clause (D) below, an aggregate of $5,000), (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Shares (up to, together with any reimbursement of fees and expenses under clause (C) above, an aggregate of $5,000), (F) listing fees, if any, and (G) all of the Company’s other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Underwriters for their reasonable and documented out-of-pocket expenses, excluding legal fees and disbursements, incurred by the Underwriters in connection with the purchase and sale of the Shares contemplated hereby; provided, however, that the aggregate amount of expenses reimbursed will not exceed $50,000. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or 9, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder. Except as provided herein, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(i)                                     The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(j)                                    Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)                                 The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and the each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(l)                                     The Company hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period ending ninety (90) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued under an equity incentive plan for Company employees. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants, the settlement of restricted stock units or restricted stock awards, or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus.

(m)                             The Company hereby agrees, during the Prospectus Delivery Period, to furnish to the Underwriters copies of any annual reports or definitive proxy statements provided to shareholders, and to deliver to the Underwriters as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this subsection.

(n)                                 The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(o)                                 The Company hereby agrees to use its commercially reasonable efforts to obtain approval to list the Shares on Nasdaq.

6.                                      Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof, on the Closing Date, and on any Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)                                 If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; and no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened by the Commission.

(b)                                 The Shares shall be approved for listing on Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution.

(c)                                  On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(d)                                 On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letters of O’Melveny & Myers LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance previously agreed to by, and reasonably satisfactory to, the Underwriters. In rendering the opinion as provided for in this subsection, counsel may rely, to the extent that they deem such reliance proper, as to matters of fact upon certificates of the Company and of government officials.

(e)                                  On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the negative assurance letter of DLA Piper LLP (US), counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance previously agreed to by, and reasonably satisfactory to, the Underwriters.

(f)                                   The Underwriters shall have received:

(i)                                     a letter of Crowe LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters of the Company in substantially the form heretofore approved by the Underwriters;

(ii)                                  a letter of KPMG LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters of the Company in substantially the form heretofore approved by the Underwriters;

(iii)                               a letter of CohnReznick LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants with respect to Lime within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters of Lime in substantially the form heretofore approved by the Underwriters.

(iv)                              a letter of BDO US LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they were independent public accountants with respect to Lime during the applicable periods within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters of Lime in substantially the form heretofore approved by the Underwriters.

(g)                                  On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and on each Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, solely in his or her capacity as an officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, as applicable, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii)                                  No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                               There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(h)                                 On or before the date hereof, the Underwriters shall have received duly executed lock-up agreement (each a “Lock-Up Agreement”) in substantially the form set forth on Exhibit A hereto, by and between the Underwriters and each of the parties specified in Schedule IV.

(i)                                     The Company shall have furnished to the Underwriters and their counsel a certificate from each of (i) the Chief Financial Officer of the Company and (ii) the Secretary of the Company, in each case in substantially the form heretofore approved by the Underwriters.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h) and Section 7 shall survive any such termination and remain in full force and effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 shall also remain in effect. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Option Closing Date or otherwise.

7.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless each Underwriter, its directors and officers and employees, its affiliates that participate in the offering and sale of the Shares and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(b).

(b)                                 Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case of clauses (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus; provided that, in the event that the Underwriters shall have purchased any Option Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Option Shares shall include the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection. Notwithstanding the provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto and not joint.

(e)                                  For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8.                                      Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9.                                      Termination of this Agreement.

(a)                                 The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there has been a material adverse change in general financial, political or economic conditions, in each case, the effect of which is to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York State authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, in each case, the effect of which is to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Shares, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which is to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (vii) there has been, since the time of execution of this Agreement, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business the effect of which is to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to market the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h) and Section 7 hereof shall at all times be effective and shall survive such termination. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 shall also remain in effect.

(b)                                 If the Underwriters elect to terminate this Agreement as provided in this section, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

10.                               Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date or each Option Closing Date, as applicable, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed to purchase on the Closing Date or the Option Closing Date, as applicable. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this section, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this section shall be without liability on the part of any non-defaulting Underwriters or the Company.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this section. Any action taken under this section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                               Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, delivered or emailed, as follows:

If to the Underwriters:	Wedbush Securities Inc.
1000 Wilshire Blvd.
Los Angeles, CA 90017
Email: ECM@wedbush.com

and

Roth Capital Partners, LLC
800 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: Managing Director
Email: Roth@roth.com

with a copy to:

DLA Piper LLP (US)
2525 E. Camelback Road, Suite 1000
Phoenix, Arizona 85016
Attn: Steven D. Pidgeon, Esq.

If to the Company:	Willdan Group, Inc.
2401 East Katella Avenue, Suite 300
Anaheim, California 92806
Attention: Chief Executive Officer

With a copy to:

O’Melveny & Meyers LLP
400 South Hope Street, 18th Floor
Los Angeles, CA 90071
Attn: John-Paul Motley, Esq.

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                               Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriters.

13.                               Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14.                               Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.                               Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

17.                               Submission to Jurisdiction. Each of the Company and the Underwriters irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY AND THE UNDERWRITERS (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18.                               Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

WILLDAN GROUP, INC.

By:	/s/ Thomas D. Brisbin
Name:	Thomas D. Brisbin
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Underwriters.

WEDBUSH SECURITIES INC.

By:	/s/ Benjamin J. Davey
Name:	Benjamin J. Davey
Title:	Head of Equity Capital Markets

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Wedbush Securities Inc.	875,000	131,250
Roth Capital Partners, LLC	875,000	131,250
Total	1,750,000	262,500

SCHEDULE II

Final Term Sheet

Issuer:	Willdan Group, Inc. (the “Company”)
Symbol:	Nasdaq “WLDN”
Securities:	1,750,000 shares of common stock, par value $0.01 per share, of the Company.
Over-allotment option:	262,500 shares
Public offering price:	$30.00 per share
Underwriting discount:	$1.95 per share
Expected net proceeds, before expenses:	Approximately $49,087,500 ($56,450,625 if the overallotment option is exercised in full) (after deducting the underwriting discount).
Trade date:	October 4, 2018
Settlement date:	October 9, 2018
Underwriters:	Wedbush Securities Inc. and Roth Capital Partners, LLC

SCHEDULE III

Free Writing Prospectus

1. Free writing prospectus, supplementing the Preliminary Prospectus, filed with the Commission on October 4, 2018.

SCHEDULE IV

Persons Subject to Lock-Up Agreement

Thomas D. Brisbin

Keith W. Renken

Steven A. Cohen

Debra Coy

Raymond W. Holdsworth

Douglas J. McEachern

Dennis V. McGinn

Curtis S. Probst

Mohammad Shahidehpour

Michael A. Bieber

Stacy B. McLaughlin

Daniel Chow

Micah Chen

Paul Whitelaw

EXHIBIT A

Form of Lock-Up Agreement

[Attached.]

Form of Lock-Up Agreement

[   ], 2018

Wedbush Securities, Inc.

1000 Wilshire Blvd.

Los Angeles, CA 90017

Roth Capital Partners, LLC
888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands Wedbush Securities Inc. and Roth Capital Partners, LLC (each, and “Underwriter” and, together, the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Willdan Group, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”).

To induce the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of each of the Underwriters, the undersigned will not, during the period commencing on the date of the preliminary prospectus supplement related to the Public Offering that is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and ending ninety days after the date (the “Public Offering Date”) of the final prospectus supplement (the “Prospectus”) related to the Public Offering that is filed pursuant to Rule 424(b) of the Securities Act (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of shares of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the restrictions contained in this letter shall not apply to (a) transactions relating to Lock-Up Securities acquired in open market transactions after the Public Offering Date; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member of the undersigned or trust for the direct or indirect benefit of the undersigned or any family member of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, (e) sales of Shares to cover the payment of the exercise prices or the payment of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company, (f) by operation of law (such as pursuant to a qualified domestic order or in connection with a divorce settlement), (g) transfers of Lock-Up Securities to a bona fide third party pursuant to a tender offer or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned agrees to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction or vote any Lock-Up Securities in favor of any such transaction), and (h) pledges of the Lock-Up Securities as collateral for a loan from a bank or other financial institution; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d), or (h), each transferee shall sign and deliver to the Underwriters a lock-up agreement substantially in the form of this lock-up agreement; provided, further, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except

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for a Form 5, or with respect to transfers pursuant to clause (e), (f), (g), or (h), a filing on Form 4 or other public filing or announcement required to be filed or made on or after the 45th day after the Public Offering Date if the undersigned has provided the Underwriters with notice of such required filing or announcement at least three business days prior to such filing and such filing or announcement shall expressly state that such transfer was pursuant to operation of law; and provided further, that with respect to transfers pursuant clause (g), all Lock-Up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement, and it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this lock-up agreement shall remain subject to the restrictions herein. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

Notwithstanding the foregoing, and subject to the conditions below, the restrictions contained in this letter shall also not apply to the undersigned entering into a written trading plan established pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Period, provided that (x) no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; and (y) no filing under the Exchange Act, or other public filing, shall be required or voluntarily made, and no other public announcement shall be made, during the Lock-Up Period in connection with entering into such plan, other than a filing on Form 5 made after the expiration of the Lock-Up Period.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange, or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange, or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if (1) the Underwriting Agreement is not executed by November 15, 2018, (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (3) the Underwriters advise the Company, or the Company advises the Underwriters, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative

[Signature page follows.]

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Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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